UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2015

GelTech Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52993	56-2600575
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1460 Park Lane South, Suite 1

Jupiter, Florida 33458

(Address of Principal Executive Office) (Zip Code)

(561) 427-6144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

Effective as of August 11, 2015, GelTech Solutions, Inc., a Delaware corporation (the “Company”), entered into a $10 million  purchase agreement (the “Purchase Agreement”), with Lincoln Park Capital Fund, LLC, an Illinois limited liability company (“Lincoln Park”).  The Company also entered into a registration rights agreement (“Registration Rights Agreement”) with Lincoln Park whereby we agreed to file a registration statement related to the transaction with the Securities and Exchange Commission (“SEC”) covering the shares that may be issued to LPC under the Purchase Agreement.

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right to sell, and Lincoln Park is obligated to purchase, up to $10.0 million in shares of the Company’s common stock (“Common Stock”), subject to certain limitations, from time to time, over the 30-month period commencing on the date that a registration statement, which the Company agreed to file with the SEC pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed. The Company may direct Lincoln Park, at its sole discretion and subject to certain conditions, to purchase up to 50,000 shares of Common Stock on any business day, provided that at least one business day has passed since the most recent purchase, increasing to up to 150,000 shares, depending upon the closing sale price of the Common Stock (such purchases, “Regular Purchases”). However, in no event shall a Regular Purchase be more than $500,000. The purchase price of shares of Common Stock related to the future funding will be based on the prevailing market prices of such shares at the time of sales, but in no event will shares be sold to Lincoln Park on a day the Common Stock closing price is less than the “floor price” as set forth in the Purchase Agreement. In addition, the Company may direct Lincoln Park to purchase additional amounts as accelerated purchases if on the date of a Regular Purchase the closing sale price of the Common Stock is not below the threshold price as set forth in the Purchase Agreement. The Company’s sales of shares of Common Stock to Lincoln Park under the Purchase Agreement are limited to no more than the number of shares that would result in the beneficial ownership by Lincoln Park and its affiliates, at any single point in time, of more than 9.99% of the then outstanding shares of the Common Stock.

In consideration for entering into the $10 million Purchase Agreement, the Company issued to Lincoln Park 291,097 shares of Common Stock as a commitment fee and will issue up to 391,645 shares of Common Stock pro rata as Lincoln Park purchases additional shares.   Lincoln Park represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933 (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(2) under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In a separate transaction, the Company extended the expiration date of a previously issued warrant, held by Lincoln Park, from September 1, 2015 to a new expiration date of September 1, 2020 (the “Warrant Amendment”).  The subject warrant was initially filed on September 7, 2010 by the Company with the SEC as Exhibit 10.3 to its Current Report on Form 8-K. The shares underlying the warrant are not registered and the Company, at this time, does not have any plans to include these warrant shares in any registration statement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty. Actual sales of shares of Common Stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. There are no trading volume requirements or restrictions under the Purchase Agreement. Lincoln Park has no right to require any sales by the Company, but is obligated to make purchases from the Company as it directs in accordance with the Purchase Agreement. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our shares.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to Lincoln Park. The Company expects that any proceeds received by the Company from such sales to Lincoln Park under the Purchase Agreement will be used for general corporate purposes, increasing inventory and working capital requirements.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Purchase Agreements, Registration Rights Agreement and Warrant Amendment are qualified in their entirety by reference to the full text of the Purchase Agreement, the Registration Rights Agreement and the Warrant Amendment, copies of which are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in the Purchase Agreement and Registration Rights Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with execution of the agreements.

Item 3.02

Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 8.01

Other Events

On August 12, 2015, the Company issued a press release announcing the Lincoln Park Agreements (the “Press Release”).  The Press Release is attached hereto as Exhibit 99.1.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits:

10.1	Common Stock Purchase Agreement, dated August 11, 2015
10.2	Registration Rights Agreement, dated August 11, 2015
10.3	Amendment No. 1 to Warrant, dated August 11, 2015
99.1	Press Release dated August 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GELTECH SOLUTIONS, INC.

August 12, 2015	By:	/s/ Michael Hull
Michael Hull, Chief Financial Officer